Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

MATRIX SERVICE COMPANY

AND

THOSE BUYERS IDENTIFIED ON

THE SIGNATURE PAGES HERETO

OCTOBER 3, 2005

i

ARTICLE 6 Additional Agreements		12

6.1	Intentionally Omitted.	12

ARTICLE 7 Conditions To The Company’s Obligation		12

7.1	Delivery of Transaction Documents	12
7.2	Payment of Purchase Price	13
7.3	Representations and Warranties	13
7.4	Litigation	13

ARTICLE 8 Conditions to Each Buyer’s Obligation		13

8.1	Delivery of Transaction Documents; Issuance of Shares	13
8.2	Representations and Warranties	13
8.3	Consents	13
8.4	Litigation	13
8.5	Amendment of Rights Agreement	13
8.6	Board Approval	14
8.7	Opinion	14

ARTICLE 9 Indemnification		14

9.1	Indemnification by the Company	14
9.2	Notification	14

ARTICLE 10 Governing Law; Miscellaneous		15

10.1	Governing Law	15
10.2	Counterparts; Electronic Signatures	15
10.3	Headings	15
10.4	Severability	15
10.5	Entire Agreement; Amendments	15
10.6	Notices	15
10.7	Successors and Assigns	16
10.8	Third Party Beneficiaries	16
10.9	Publicity	16
10.10	Further Assurances	17
10.11	No Strict Construction	17
10.12	Rights Cumulative	17
10.13	Survival	17
10.14	Knowledge	17
10.15	Obligations Several Not Joint	17

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of October 3, 2005, is entered into among MATRIX SERVICE COMPANY, a Delaware corporation, and the investors identified on the signature pages hereto (each a “Buyer” and, collectively, the “Buyers”).

RECITALS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the 1933 Act and Rule 506;

B. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 2,307,693 shares of common stock, par value $0.01 per share of the Company; and

C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A, pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

ARTICLE 1

DEFINITIONS

“Action” means any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

“Agreement” means this Securities Purchase Agreement.

“April Securities Purchase Agreement” means that certain Securities Purchase Agreement dated April 22, 2005, among the Company and the investors thereunder, a complete and correct copy of which is included with the SEC Documents, other than disclosure schedules omitted therefrom.

“Amendment” has the meaning set forth in Section 8.5.

“Buyers” has the meaning set forth in the preamble.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Matrix Service Company, a Delaware corporation.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means September 30, 2005 or such other time as may be mutually agreed upon by the parties to this Agreement.

“Delaware Courts” means the state and federal courts sitting in the State of Delaware.

“Environmental Laws” has the meaning set forth in Section 4.11.

“Hazardous Materials” has the meaning set forth in Section 4.11.

“Intellectual Property” has the meaning set forth in Section 4.8.

“Investment Company” has the meaning set forth in Section 4.13.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator.

“Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Permits” has the meaning set forth in Section 4.10.

“Purchase Price” means a price of $6.50 per share for the Shares to be issued and sold to the Buyer at the Closing.

“Registration Rights Agreement” means the Registration Rights Agreement executed and delivered contemporaneously with the Agreement pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Rule 506” means Rule 506 of Regulation D promulgated under the 1933 Act.

“Rights Agreement” has the meaning set forth in Section 7.5.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.5.

“Shares” means the 2,307,693 shares of Common Stock being issued and sold under the Agreement.

“Steelhead” has the meaning set forth in Section 5.3.

“Subsidiaries” means, with respect to the Company, Matrix Service Inc., an Oklahoma corporation, Matrix Service Industrial Contractors, Inc., an Oklahoma corporation, Matrix Service, Inc. Canada, an Ontario, Canada corporation, Matrix Service Industrial Contractors Canada, Inc., Matrix Service Industrial Containers ULC, Hake Group, Inc., a Delaware corporation, Bogan, Inc. (including

Fiberspec, a division), a Pennsylvania corporation, Matrix Service Specialized Transport, Inc., a Pennsylvania corporation, Hover Systems, Inc., a Pennsylvania corporation, I & S, Inc., a Pennsylvania corporation, McBish Management, Inc., a Pennsylvania corporation, Mechanical Construction, Inc., a Delaware corporation, Mid-Atlantic Constructors, Inc., a Pennsylvania corporation, Talbot Realty, Inc., a Pennsylvania corporation, Bish Investments, Inc., a Delaware corporation, Hake, L.L.C., a Pennsylvania limited liability company, and I & S Joint Venture, L.L.C., a Pennsylvania limited liability company.

“Tontine” has the meaning set forth in Section 5.3.

“Transaction Documents” means this Agreement, the Registrations Rights Agreement, and any other documents contemplated by this Agreement.

“Transfer Instructions” has the meaning set forth in Section 2.2.

“2005 10-K” has the meaning set forth in Section 4.7.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares and each Buyer shall severally and not jointly purchase from the Company the number of Shares as is set forth below such Buyer’s name on the signature pages hereto.

2.2 Purchase Price and Form of Payment; Delivery. On the Closing Date, each Buyer shall pay $6.50 per share for the Shares to be issued and sold to it at the Closing. The Purchase Price shall be paid by wire transfer of immediately available funds in accordance with the Company’s written instructions. At the Closing, upon payment of the Purchase Price therefore by the Buyers, the Company will deliver irrevocable written instructions (“Transfer Instructions”) to the transfer agent for the Company’s Common Stock to issue certificates representing the Shares registered in the name of each Buyer and to deliver such certificates to or at the direction of each Buyer. The Company shall not have the power to revoke or amend the Transfer Instructions without the written consent of each of the Buyers.

2.3 Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Article 6 and Article 7 below, the closing of the transactions contemplated by this Agreement shall be held on October 3, 2005, or such other time as may be mutually agreed upon by the parties to this Agreement, at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606 or at such other location as may be mutually agreed upon by the parties to this Agreement (“Closing”).

ARTICLE 3

BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer severally and not jointly represents and warrants to the Company that:

3.1 Organization and Qualification. Each Buyer is an entity of the type identified on the signature pages hereto duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to (i) own its properties and assets and carry on its business as now being conducted, (ii) enter into this Agreement and each of the other Transaction Documents and carry out its obligations hereunder and thereunder and (iii) purchase the Shares.

3.2 Authorization; Enforcement. This Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by, and duly executed and delivered on behalf of such Buyer, and no further approval or authorization is required. This Agreement and each of the other Transaction Documents constitutes the valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

3.3 Securities Matters. In connection with the Company’s compliance with applicable securities laws:

a. Such Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemption and the eligibility of such Buyer to acquire the Shares.

b. Such Buyer is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the 1933 Act, or registered under the 1933 Act as contemplated by the Registration Rights Agreement.

c. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Such Buyer understands that its investment in the Shares involves a significant degree of risk. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4 Information. Such Buyer acknowledges that (i) the Company anticipates making public its quarterly earnings release and quarterly report on Form 10-Q on October 6, 2005 (the “October Filings”), and as of the date of this Agreement the Company may be in possession of material, non-public information regarding the Company, its financial condition, results of operations, businesses, properties, assets, liabilities, management, forecasts, plans, proposals and prospects, which is not required to be disclosed on any periodic or current report prior to the filing of the October Filings; (ii) such information may be materially adverse to such Buyer’s interests; and (iii) if such Buyer were in possession of some or all of such information such Buyer might not be willing to purchase any or all of the Shares pursuant to the Transaction Documents or would have a materially different view of the benefits of the transactions contemplated therein. Such Buyer also acknowledges that the Company shall have no obligation to disclose to such Buyer any of the information referred to in the preceding sentence prior to the filing of the October Filings. Such Buyer further acknowledges that it has conducted its own due diligence examination regarding the Company business. In connection with such investigation, such Buyer and its representatives (x) have reviewed copies of the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and (y) have been given an opportunity to ask, to the extent such Buyer considered necessary, and have received answers from, officers of the Company concerning the business, finances and operations of the Company and information relating to the offer and sale of the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Buyer or its representatives or counsel shall modify, amend or affect such Buyer’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

3.5 Restrictions on Transfer. Such Buyer understands that except as provided in the Registration Rights Agreement, the issuance of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws. Such Buyer may be required to hold the Shares indefinitely and the Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933 Act, or (ii) such Buyer shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company. Such Buyer understands that until such time as the resale of the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, certificates evidencing the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

3.6 Financial Capability. Such Buyer will have available sufficient funds to purchase the Shares on the terms and conditions contemplated by this Agreement.

3.7 No Brokers. Such Buyer has not taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s Disclosure Schedule attached hereto, the Company represents and warrants to the Buyers that:

4.1 Organization and Qualification. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with corporate or limited liability company power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

4.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

4.3 Capitalization; Valid Issuance of Shares. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 19,381,127 shares are issued and 17,512,280 are issued and outstanding, and 5,000,000 shares of preferred stock, $.01 par value, of which 300,000 shares are designated as Series B Junior Participating preferred stock, and none of which are outstanding. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Shares have been duly authorized and when issued pursuant to the terms hereof will be validly issued, fully paid and nonassessable and will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the shareholders of the Company or any other person. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, the Company had outstanding options to purchase 1,086,664 shares of Common Stock and had reserved 6,476,744 shares of Common Stock for issuance upon conversion of those certain 7% senior unsecured convertible promissory notes issued by the Company in connection with the April Securities Purchase Agreement. As of the date of this Agreement, except to the extent described in the preceding sentence and Schedule 4.3 attached hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. Except as may be described in any documents which have been publicly filed by any of the Company’s shareholders, to the Company’s knowledge, there are no agreements between the Company’s shareholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs.

4.4 No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Shares) will not (i) conflict with or result in a violation of any provision of the Restated Certificate of Incorporation, as amended, of the Company or the By-laws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Legal Requirement (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to the filing of notification forms with the Nasdaq Stock Market, Inc., and as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain prior to the Closing pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq National Market.

4.5 SEC Documents; Financial Statements. Since May 31, 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to May 31, 2005, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would have been required to be disclosed in an SEC Document.

4.6 Absence of Certain Changes. Except with respect to the transactions contemplated hereby and by the each of the other Transaction Documents, since May 31, 2005, the Company and each of its Subsidiaries has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would have required disclosure of such change in a periodic report or a current report under the 1934 Act and required to be filed or furnished prior to the date hereof, other than as are reflected in the SEC Documents.

4.7 Absence of Litigation. Except as described in the Company’s annual report on Form 10-K for fiscal year ended May 31, 2005 (the “2005 10-K”), there is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that is required to be described in the SEC Documents including any periodic report or current report under the 1934 Act required to be filed or furnished subsequent to the filing of the 2005 10-K and prior to the date hereof and is not so described. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the 2005 10-K. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

4.8 Patents, Copyrights. To the Company’s knowledge, the Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, to the Company’s knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company’s knowledge, the Company’s or its Subsidiaries’ current products and processes do not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

4.9 Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

4.10 Permits; Compliance. The Company and each of its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as described in the 2005 10-K, the Company and each of its Subsidiaries is and has been in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective business or the ownership or use of any of its respective properties or assets, except where the failure to comply would not be required to be described in the 2005 10-K, any other periodic or current report under the 1934 Act required to be filed subsequent to the filing of the 2005 10-K and prior to the date hereof, or any other SEC Document. Since the filing of the 2005 10-K, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement which in either case would be required to be described in the SEC Documents, including a periodic or current report under the 1934 Act, and which is not described in the SEC Documents. Except as described in the 2005 10-K, neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement which is required to be described in the SEC Documents and which is not so described.

4.11 Environmental Matters. “Environmental Laws” shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Except as set forth in the 2005 10-K or on Schedule 4.11, (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses; (iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company’s and its Subsidiaries’ respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person, other than such liabilities acquired by operation of law in the course of the acquisition by the Company or its subsidiaries of real property and not related to any specific known and identified violation of any Environmental Laws.

4.12 Title to Property. Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, the Company and its Subsidiaries have good title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

4.13 No Investment Company or Real Property Holding Company. The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement will not be, an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”). The Company is not controlled by an Investment Company. The Company is not a United States real property holding company, as defined under the Internal Revenue Code of 1986, as amended.

4.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.15 Registration Rights. Except as set forth in Schedule 4.3 or pursuant to the Registration Rights Agreement, effective upon the Closing, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

4.16 Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act.

4.17 Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18 Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.19 Insurance. The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owing assets similar in nature and scope to those of the Company and its Subsidiaries. The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements. With respect to each such insurance policy: (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, equitable limitations on the availability of specific remedies and principles of equity; (ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

4.20 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Restated Certificate of Incorporation, as amended (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Shares and the Buyers’ respective ownership of the Shares.

4.21 Disclosure. The Company understands and confirms that each of the Buyers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents. All representations and warranties provided to each Buyer including the disclosures in the Company’s disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

ARTICLE 5

COVENANTS

5.1 Form D; Blue Sky Laws. Upon completion of the Closing, the Company shall file with the SEC a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to each Buyer promptly after such filing.

5.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general corporate purposes, including acquisitions and repayment of Company debt.

5.3 Expenses. The Company shall reimburse each Buyer for all reasonable expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and its due diligence review of the Company, including, without limitation, reasonable attorneys’ fees and expenses, and out-of-pocket travel costs and expenses. Notwithstanding the foregoing, at the Closing, the Company shall pay to Bryan Cave LLP $15,000 as partial reimbursement of Steelhead Investments Ltd. (“Steelhead”) for its legal fees in connection with the Transaction Documents (Steelhead may deduct such amount from the Purchase Price deliverable to the Company at Closing), it being understood that Bryan Cave LLP has only rendered legal advice to Steelhead, and not to the Company or any other Buyer in connection with the transactions contemplated hereby, and that each of the Company and the other Buyers has relied for such matters on the advice of its own respective counsel. It is further understood that Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP has only rendered legal advice to Tontine Capital Partners, L.P. (“Tontine”), and not to the Company or any other Buyer in connection with the transactions contemplated hereby, and that each of the Company and the other Buyers has relied for such matters on the advice of its own respective counsel.

5.4 Listing. The Company will obtain and, so long as any Buyer owns any of the Shares, maintain the listing and trading of its Shares on the Nasdaq National Market or any equivalent replacement exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable.

5.5 Integration. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the 1933 Act or cause the offering of the Shares to be integrated with any other offering of securities by the Company in such a manner as would require the Company to seek the approval of its stockholders for the issuance of the Shares under any stockholder approval provision applicable to the Company or its securities.

5.6 Restriction on Short Sales. Each Buyer shall not, and shall cause its affiliates to further agree to not, until the earlier of (i) such time as the Registration Statement (as defined in the Registration Rights Agreement) contemplated by Section 2.2 of the Registration Rights Agreement is declared effective by the SEC and (ii) 120 days after the Closing Date, enter into or effect any “short sale” (as such term is defined in Rule 200 of Regulation SHO promulgated under the 1934 Act) of Common Stock, foreign market listing or hedging transaction which establishes a short position with respect to the Common Stock.

5.7 Acknowledgement. Each Buyer who is also a party to the April Securities Purchase Agreement hereby waives the application of Sections 4.11 and 6.11 of the April Securities Purchase Agreement. The parties acknowledge that the Company shall not be deemed to have violated Sections 4.11 and 6.11 thereof in connection with the negotiation, execution, delivery and performance of the Transaction Documents.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1 Intentionally Omitted.

ARTICLE 7

CONDITIONS TO THE COMPANY’S OBLIGATION

The obligation of the Company hereunder to issue and sell the Shares to any Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

7.1 Delivery of Transaction Documents. Each Buyer shall have executed and delivered the Transaction Documents to the Company.

7.2 Payment of Purchase Price. Each Buyer shall have delivered the Purchase Price in accordance with Section 2.2 above.

7.3 Representations and Warranties. The representations and warranties of each Buyer shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

7.4 Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 8

CONDITIONS TO EACH BUYER’S OBLIGATION

The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

8.1 Delivery of Transaction Documents; Issuance of Shares. The Company shall have executed and delivered the Transaction Documents to such Buyer, and shall deliver the Transfer Instructions to the transfer agent for the Company’s Common Stock to issue certificates in the name of each Buyer representing the Shares being purchased by such Buyer as set forth below such Buyer’s name on the signature pages hereto. The Company shall deliver a copy of the Transfer Instructions to the Buyers at the Closing.

8.2 Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8.3 Consents. Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained and shall be reasonably satisfactory to the Buyers.

8.4 Litigation. No Action shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.5 Amendment of Rights Agreement. The board of directors of the Company on or prior to the Closing Date, shall have adopted an amendment (the “Amendment”) to the Company’s Rights

Agreement dated as of November 2, 1999, as previously amended by Amendment No. One to Rights Agreement dated as of April 21, 2005 (the “Rights Agreement”), reasonably satisfactory to the Buyers and in substantially the same form as Exhibit B attached hereto, with the effect that no Buyer shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and the Rights (as defined in the Rights Agreement) will not separate from the Common Stock of the Company, as a result of entering into this Agreement or consummating the transactions contemplated hereby.

8.6 Board Approval. The board of directors of the Company shall have approved this Agreement, the sale of the Shares by the Company to the Buyers and the Buyers’ acquisition of the Shares so that the Buyers are not subject to the restrictions imposed by Section 203 of the Delaware General Corporation Law, as the same may be amended.

8.7 Opinion. The Buyers shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers with respect to the matters set forth in Exhibit C attached hereto.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by the Company. The Company agrees to indemnify each Buyer and its affiliates and hold each Buyer and its affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Buyer’s counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by such Buyer or such affiliates as a result of any claims made against such Buyer or such affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Transaction Documents (as defined below), or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of such Buyer or its affiliates).

9.2 Notification. Any person entitled to indemnification hereunder will (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified party and the Company with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If the Company elects not to or is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

ARTICLE 10

GOVERNING LAW; MISCELLANEOUS

10.1 Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the Delaware Courts with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

10.2 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

10.3 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.4 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10.5 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement. The provisions of this Agreement may be amended only by a written instrument signed by the Company and the Buyers.

10.6 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Matrix Service Company

10701 East Ute Street

Tulsa, Oklahoma 74116

Attention: George L. Austin

Telephone: (918) 838-8822

Facsimile: (918) 838-8810

With copy to:

Conner & Winters, LLP

3700 First Place Tower

15 East 5th Street

Tulsa, Oklahoma 74103

Attention: Mark D. Berman, Esq.

Telephone: (918) 586-8961

Facsimile: (918) 586-8661

If to a Buyer:

To the address set forth under such Buyer’s name on the signature pages hereof;

With a copy to, in the case of all Buyers other than Tontine:

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile: (212) 541-1432

Attention: Eric L. Cohen, Esq.

And, in the case of Tontine, with a copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

333 West Wacker Drive, Suite 2700

Chicago, Illinois 60606

Facsimile: (312) 984-3150

Attention: John E. Freechack, Esq.

Each party shall provide notice to the other party of any change in address.

10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

10.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.9 Publicity. By 9:00 a.m. (New York time) on the trading day following the execution of this Agreement, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing. On the trading day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents). In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the trading market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC (other than the Registration Statement (as defined in the Registration Rights Agreement) and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or trading market, without the prior written consent of such Buyer, except to the extent such disclosure is required by law or trading market regulations. The Buyers shall have the right to review a reasonable period of time before issuance any press releases or other public statements with respect to the transactions contemplated hereby.

10.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.12 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.13 Survival. Any covenant or agreement in this Agreement required to be performed following the Closing Date, shall survive the Closing Date. Without limitation of the foregoing, the respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, but only for a period of the earlier of (i) five years following the Closing Date and (ii) the applicable statute of limitations with respect to each representation and warranty, and thereafter shall expire and have no further force and effect.

10.14 Knowledge. The term “knowledge of the Company” or any similar formulation of knowledge shall mean, the actual knowledge after due inquiry of an executive officer of the Company.

10.15 Obligations Several Not Joint. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in their review and negotiation of this Agreement, the Registration Rights Agreement, and any other documents contemplated by any of the foregoing. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
Name:	George L. Austin
Title:	VP and CFO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOR BUYERS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF BUYER

By:
Name:
Title:

Total Number of Shares:

Total Purchase Price: $

Form of Entity and Jurisdiction of Organization:

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS

(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel: